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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered into as of January 24, 1997, by and between On'Village Communications, Inc., a California corporation (the "Company"), and James Austin ("Employee") with reference to the following facts:

     A. Employee is one of the founders of the Company and has served as a Vice President of the Company since November 1995.

     B. The Company currently is contemplating an initial public offering of its securities (the "Company's IPO").

     C. The Company has requested that Employee enter into an agreement to serve on the terms and conditions set forth herein as the Company's Senior Vice President of Sales in the event the Company's IPO is consummated, and Employee is willing to serve in such capacity on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1. Term. The Company hereby employs Employee, and Employee hereby accepts employment, on the terms and conditions hereinafter set forth. The term of Employee's employment under this Agreement shall commence on the date of the closing of the Company's IPO and shall expire on the end of the 37th month after such date but may be extended from time to time by mutual agreement between Company and Employee. The term of Employee's employment under this Agreement also may be sooner terminated as hereinafter provided, in which case Employee shall be entitled to such compensation, reimbursable expenses and benefits as are set forth in the relevant sections of this Agreement. All references herein to the "term" of this Agreement shall mean the original terms as such term may have been shortened pursuant to this Agreement, except where the context otherwise requires.

     2. Duties. Employee agrees to serve the Company as its Senior Vice President of Sales. Employee's duties will be those of similar officers for a company similar to the Company and such other duties as are specified by the Board of Directors of the Company. During the term of this Agreement, Employee will devote substantially full time to, and use his best efforts to advance, the business and welfare of Company. Notwithstanding the foregoing, Employee shall be permitted to serve as a director of one or more other companies, provided



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that such companies do not compete in any manner with the business of the
Company as now or hereafter conducted.

     3.   Salary and Benefits.

          (a) Salary. For the first 13 months of this Agreement, Company shall pay Employee a salary at the annual rate of $92,500 per year payable biweekly and subject to payroll deductions as may be necessary or customary in respect of Company's salaried employees in general. For each successive 12-month period of this Agreement, Employee's salary shall be increased as deemed appropriate by the Board of Directors of the Company, but in no event shall such increases be less than increases in the cost of living for such period.

          (b) Vacations. Employee shall be entitled to four weeks paid vacation per calendar year during the term of this Agreement. Any unused pro-rata portion of his annual paid vacation shall be paid to Employee upon termination of his employment for any reason. Employee shall not be entitled to any carryover of unused vacation from year to year.

          (c) Annual Bonus, Incentive, Savings and Retirement Plans. Employee shall be entitled to bonuses after the 13th month as deemed appropriate by the Board of Directors of the Company. Employee shall also be entitled to participate in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

          (d) Welfare Benefit Plans. Employee shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company, including but not limited to directors' and officers' liability insurance.

          (e) Expenses. Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other senior executives of the Company.

          (f) Fringe Benefits. Employee shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other senior executives of the Company.

     4. Death or Disability of Employee. If Employee dies or becomes disabled prior to the expiration of this Agreement, Employee's employment under this Agreement shall automatically terminate upon death or disability, as the case may be. "Disability" shall mean any physical or mental illness that



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renders Employee unable to perform his agreed-upon services under this Agreement for 180 consecutive days or an aggregate of 240 days, whether or not consecutive, during any consecutive 12-month period. In the event of Employee's death or disability, the amounts due him pursuant to this Agreement through the date of his death or disability, as the case may be, shall be paid to him, in the case of his disability, or, in the case of his death, to whomever he has previously designated or, in the event no such designation is made, to his estate, or to the beneficiaries of his estate.

     Company shall also maintain a long-term disability policy covering
Employee.

     5. Termination for Cause. By majority vote of the Board (with Employee abstaining) and with ten days' prior written notice, Employee's employment under this Agreement may be terminated by Company for "good cause." The term "good cause" is defined as any one or more of the following occurrences:

          (a) Employee's continuing repeated willful failure or refusal to perform his duties as required by this Agreement or other material breach of this Agreement, provided, that termination of Employee's employment pursuant to this subparagraph (a) shall not constitute valid termination for cause unless Employee shall have first received written notice from the Board of Directors of Company stating with specificity the nature of such failure or refusal and affording Employee at least 30 days to correct the act or omission complained of;

          (b) Gross negligence, material violation by Employee of any duty of loyalty to Company or any other material misconduct on the part of Employee, provided that termination of Employee's employment pursuant to this subpara-graph (b) shall not constitute valid termination for cause unless Employee shall have first received written notice from the Board of Directors of Company stating with specificity the nature of such failure or refusal and affording Employee at least 30 days to fully correct the act or omission complained of and to indemnify the Company for any damage caused to it by such act or omission.

          (c) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved; or

          (d) Employee's commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company.




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         In the event of termination for "good cause," Employee's salary hereunder and unexercised stock options shall terminate as of the last day of the month in which proper notice of his termination was given to Employee.

     6. Other Termination. If Employee is terminated for any reason other than good cause, he shall be entitled to severance pay equal to the lesser of (x) a lump sum amount equal to one year's salary based on his then-current annual salary (excluding any bonuses or fringe benefits) or (y) the remaining salary due under the term of this Agreement plus a continuation of the disability and health insurance policies provided for in this Agreement.

     7. Confidential Information. Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. Employee acknowledges that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, Employee will promptly deliver to the Company all books, memoranda, records and written data in original form of every kind relating to the business and affairs of the Company that may then be in his personal possession.

     8. Non-Compete. Employee hereby agrees that for a period commencing on the date hereof and ending one year following the termination or expiration of Employee's employment with the Company (the "Restricted Period"), except on behalf of the Company and its affiliates in accordance with this Agreement, Employee shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in , invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly competes with the business of the Company as then conducted (the "Business") provided, however, that nothing



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contained herein shall be construed to prevent Employee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Employee is not involved in the business of said corporation and if Employee and Employee's affiliates collectively do not own more than an aggregate of 5% of the stock of such corporation. Nothing in the foregoing is intended to preclude Employee from becoming involved in Internet or on-line services or businesses that do not compete with the business of the Company as then conducted.

     9.   Non-Solicitation. Without limiting the generality of the provisions of
Section 8 above, Employee hereby agrees that during the Restricted Period, except on behalf of the Company and its affiliates in accordance with this Agreement, Employee will not interfere with or disrupt or attempt to disrupt the Company's business relationship with its customers or suppliers or solicit any of the employees of the Company to leave the employment of the Company.

     10. Inventions. All processes, technologies and inventions relating to the Business (collectively, "Inventions"), including new contributions, improvement, ideas, discoveries, trademarks and trade names, conceived, developed, invented, made or found by Employee, alone or with others, during his employment by the Company, whether or not patentable and whether or not conceived, developed, invented, made or found on the Company's time or with the use of the Company's facilities or materials, shall be the property of the Company and shall be promptly and fully disclosed by Employee to the Company. Employee shall perform all necessary acts (including, without limitation, executing and delivering any confirmatory assignments, documents or instruments requested by the Company) to vest title to any such Inventions in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such Inventions.

     11. Arbitration of Disputes. Either party to this Agreement may require the arbitration of any dispute arising under or in connection with any matter related to this Agreement or any related agreement. Such party may initiate or require the other party to submit to arbitration. If legal action has already commenced, the party seeking arbitration must so notify the other party in writing of such demand within twenty (20) days after the first service of process on such party. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association or, at the election of the demanding party, any other form of "alternative dispute resolution" procedure generally recognized in the State of California; e.g., a reference pursuant to California Code of Civil Procedure ("Code")
Section 638 and/or reliance upon Section



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1280 et. seq. of the Code. Any arbitration shall incorporate Section 1283.05 of the Code with respect to discovery matters. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the county in which the principal office of Company is located or any other county in the State of California that may be mutually agreeable to the parties, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and
(3) subject to the jurisdiction of the Superior Court of the State of California for the purpose of confirmation and enforcement of any award.

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE FOREGOING ARBITRATION OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. YOU HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

EMPLOYEE:                              THE COMPANY:

                                       ON'VILLAGE COMMUNICATIONS,
                                       INC.



/s/ JAMES AUSTIN                       By: /s/ ROBERT TRACHT
----------------------------              ----------------------------
James Austin                              Robert Tracht
                                          President and
                                          Chief Operating Officer


     12.  Miscellaneous.

          12.1 Modification and Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          12.2 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with



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receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) Company, 848 North La Cienega Boulevard, Suite 206, Los Angeles, California 90069, Attention: President, or (b) Employee, to the address set forth below his name on the signature page hereof. Any such party may change said party's address for purposes of this Section by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

          12.3 Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          12.4 Construction of Agreement. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California.

          12.5 Legal Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          12.6 Savings Clause. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          12.7 Complete Agreement. This instrument constitutes and contains the entire agreement and understanding concerning the Employee's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.




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          12.8 Effectiveness of this Agreement. This Agreement shall not be binding upon the parties and shall be void and of no effect in the event the closing of the Company's IPO has not occurred on or before October 1, 1997.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


EMPLOYEE:                              THE COMPANY:

                                       ON'VILLAGE COMMUNICATIONS,
                                                          INC.


/s/ JAMES AUSTIN                       By: /s/ ROBERT TRACHT
----------------------------              ----------------------------
James Austin                              Robert Tracht
                                          President and
                                          Chief Operating Officer


Address:   5001 Canoga Avenue
           Woodland Hills, California 91364



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